UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2011

CAVIUM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-33435	77-0558625
(Commission File No.)	(IRS Employer Identification No.)

805 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 623-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 17, 2011 at 5:00 p.m. Eastern Time, the registrant changed its corporate name from Cavium Networks, Inc. to Cavium, Inc. The registrant effected the corporate name change by filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on June 17, 2011, pursuant to which a wholly-owned subsidiary of the registrant merged with and into the registrant (the “Merger”). The registrant is the surviving corporation in the Merger. As part of the Merger, the registrant’s Amended and Restated Certificate of Incorporation was amended to change the name of the registrant from Cavium Networks, Inc. to Cavium, Inc. A copy of the Certificate of Ownership and Merger is filed herewith as Exhibit 3.1. The registrant subsequently filed a Restated Certificate of Incorporation which reflects the change in corporate name, a copy of which is filed herewith as Exhibit 3.2

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Ownership and Merger of the registrant.

3.2	Restated Certificate of Incorporation of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVIUM NETWORKS, INC.

Dated: June 17, 2011	By:	/S/ ARTHUR D. CHADWICK
Vice President of Finance and Administration
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Ownership and Merger of the registrant.

3.2	Restated Certificate of Incorporation of the registrant.